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                                                                    EXHIBIT 23.4

                       CONSENT OF MCGLADREY & PULLEN, LLP

         We hereby consent to the incorporation by reference in this Registration Statement of Suiza Foods Corporation on Form S-3 of our report dated March 10, 1997, except for Note 13 as to which the date is July 1, 1997, with respect to the financial statements of Dairy Fresh, L.P., a Delaware limited partnership, included in the Current Report on Form 8-K filed July 14, 1997, as amended on August 22, 1997, of Suiza Foods Corporation, and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.



                                                  /s/ McGLADREY & PULLEN, LLP.

Winston-Salem, North Carolina
December 22, 1998